UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2011

The PAWS Pet Company
(Exact Name of Registrant as Specified in its Charter)

Illinois	333-130446	20-3191557
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

(Address of principal executive offices) (Zip code)
2001 Gateway Place, Suite 410
San Jose, CA 95110

408-248-6000
(Registrant’s telephone number, including area code)

Pet Airways, Inc. 777 E Atlantic Ave Suite C2-264 Delray Beach, FL 33483
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 26, 2011, The PAWS Pet Company, an Illinois corporation (“the Company”), entered into a Laboratory Services License Agreement (the “License Agreement”) with Intellicell Biosciences, Inc., a New York corporation (“ICB”) pursuant to which, the Company has received an exclusive, worldwide license to market and sell ICB’s stromal vascular fraction (“SVF”) solution in the veterinary market.  Under the terms of the License Agreement, the Company has agreed to issue to ICB 3,000,000 restricted common shares, 250,000 of which vested upon execution of the License Agreement and the balance will vest in equal tranches over the next 24 months, subject to certain performance and claw back provisions.  In addition, the Company has agreed to issue to ICB a maximum of 3,000,000 additional restricted common shares upon meeting certain sales goals over the next three years and pay ICB a cash license fee of $1,000,000 over the next two years.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.                      The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.01	Laboratory Services License Agreement dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet Airways, Inc.

Date: September 1, 2011	By:	/s/ Andrew Warner
Name: Andrew Warner
Title: Chief Financial Officer